Exhibit 23

            Consent of Independent Registered Public Accounting Firm

Board of Directors
Balchem Corporation:

We hereby consent to the incorporation by reference in the Registration Statement No. 333-44489 of Balchem Corporation on Form S-8 of our report dated June 16, 2005, relating to the financial statements of the Balchem Corporation 401(K)/ Profit Sharing Plan as of and for the year ended December 31, 2004 which appears in this Form 11-K.


/s/ MCGLADREY & PULLEN, LLP

New York, New York
June 28, 2005